CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Berkshire Hills Bancorp, Inc. on Form S-4 of our report dated March 10, 2010 on the financial statements of Rome Bancorp, Inc. and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/Crowe Horwath LLP

Cleveland, Ohio
November 23, 2010